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   TRANS-LUX CORPORATION AND SUBSIDIARIES                                                                            EXHIBIT 11
   COMPUTATION OF EARNINGS PER SHARE

                                                                   FOR THE THREE MONTHS                      FOR THE NINE MONTHS
                                                                    ENDED SEPTEMBER 30                       ENDED SEPTEMBER 30
                                                                --------------------------               --------------------------
                                                                     1997             1996                    1997             1996
                                                                     ----             ----                    ----             ----

   Primary:
   --------
   Net income                                                    $425,000         $350,000              $1,006,000         $869,000
                                                                =========        =========               =========        =========

   Average common shares outstanding                            1,284,000        1,260,000               1,279,000        1,256,000
   Assumes exercise of options reduced by
      the number of shares which could have
      been purchased with the proceeds from
      exercise of such options                                     37,000           31,000                  30,000           27,000
                                                                ---------        ---------               ---------        ---------
   Average common and common equivalent
      shares outstanding                                        1,321,000        1,291,000               1,309,000        1,283,000
                                                                =========        =========               =========        =========

   Primary earnings per share                                       $0.32            $0.27                   $0.77            $0.68
                                                                =========        =========               =========        =========

   Fully diluted:
   --------------
   Net income                                                    $425,000         $350,000              $1,006,000         $869,000

   Add after tax interest expense applicable
      to 9% convertible subordinated debentures                      ----           64,000                 102,000          195,000
   Add after tax interest expense applicable to
      7 1/2% convertible subordinated notes                       364,000             ----               1,086,000             ----
                                                                ---------        ---------               ---------        ---------

   Adjusted net income                                           $789,000         $414,000              $2,194,000       $1,064,000
                                                                =========        =========               =========        =========

   Average common shares outstanding                            1,284,000        1,260,000               1,279,000        1,256,000
   Assumes exercise of options reduced by
      the number of shares which could have
      been purchased with the proceeds from
      exercise of such options                                     44,000           35,000                  44,000           36,000
   Assumes conversion of 9% convertible
      subordinated debentures                                        ----          379,000                  79,000          382,000
   Assumes conversion of 7 1/2% convertible
      subordinated notes                                        2,257,000             ----               2,243,000             ----

                                                                ---------        ---------               ---------        ---------
   Average common and common equivalent                         3,585,000        1,674,000               3,645,000        1,674,000
      shares outstanding                                        =========        =========               =========        =========

   Fully diluted earnings per share                                 $0.22            $0.25                   $0.60            $0.64
                                                                =========        =========               =========        =========
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